                                                                    EXHIBIT 3.18

        ..............................................................


                                 BOOMTOWN, INC.

                                     BYLAWS

                            EFFECTIVE JUNE 30, 1997
        ..............................................................

                               TABLE OF CONTENTS
                               -----------------

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                                                                           ----
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ARTICLE I OFFICES.......................................................     1

           Section 1.  Registered Office................................     1

           Section 2.  Other Offices....................................     1

ARTICLE II MEETINGS OF STOCKHOLDERS.....................................     1

           Section 1.  Place of Meetings................................     1

           Section 2.  Annual Meetings..................................     1

           Section 3.  Special Meetings.................................     1

           Section 4.  Notice of Meetings...............................     2

           Section 5.  Quorum; Adjournment..............................     2

           Section 6.  Proxies and Voting...............................     2

           Section 7.  Stock List.......................................     3

           Section 8.  Actions by Stockholders..........................     3

ARTICLE III BOARD OF DIRECTORS..........................................     3

           Section 1.  Duties and Powers................................     3

           Section 2.  Number and Term of Office........................     4

           Section 3.  Vacancies........................................     4

           Section 4.  Meetings.........................................     4

           Section 5.  Quorum...........................................     5

           Section 6.  Actions of Board Without a Meeting...............     5

           Section 7.  Meetings by Means of Conference Telephone........     5

           Section 8.  Committees.......................................     5

           Section 9.  Compensation.....................................     6

           Section 10.  Removal.........................................     6
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                                      -i-

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ARTICLE IV OFFICERS......................................................    6

           Section 1.  General...........................................    6

           Section 2.  Election; Term of Office..........................    6

           Section 3.  Chairman of the Board.............................    7

           Section 4.  President.........................................    7

           Section 5.  Vice President....................................    7

           Section 6.  Secretary.........................................    7

           Section 7.  Assistant Secretaries.............................    8

           Section 8.  Treasurer.........................................    8

           Section 9.  Assistant Treasurers..............................    8

           Section 10.  Other Officers...................................    8

ARTICLE V STOCK..........................................................    9

           Section 1.  Form of Certificates..............................    9

           Section 2.  Signatures........................................    9

           Section 3.  Lost Certificates.................................    9

           Section 4.  Transfers.........................................    9

           Section 5.  Record Date.......................................    9

           Section 6.  Beneficial Owners.................................   10

           Section 7.  Voting Securities Owned by the Corporation........   10

ARTICLE VI NOTICES.......................................................   10

           Section 1.  Notices...........................................   10

           Section 2.  Waiver of Notice..................................   11

ARTICLE VII GENERAL PROVISIONS...........................................   11

           Section 1.  Dividends.........................................   11

           Section 2.  Disbursements.....................................   11

           Section 3.  Corporation Seal..................................   11

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                                     -ii-
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ARTICLE VIII DIRECTORS' LIABILITY AND
       INDEMNIFICATION..................................................   11

           Section 1.  Directors' Liability.............................   11

           Section 2.  Nature of Indemnity..............................   12

           Section 3.  Procedure for Indemnification of Directors and
                         Officers.......................................   12

           Section 4.  Article Not Exclusive............................   13

           Section 5.  Insurance........................................   13

           Section 6.  Expenses.........................................   13

           Section 7.  Employees and Agents.............................   14

           Section 8.  Contract Rights..................................   14

           Section 9.  Merger or Consolidation..........................   14

           Section 10.  Amendments......................................   14

ARTICLE IX AMENDMENTS...................................................   15


                                     BYLAWS

                                       OF

                                 BOOMTOWN, INC.
                                 --------------
                     (hereinafter called the "Corporation")

                                   ARTICLE I

                                    OFFICES
                                    -------

     Section 1.  Registered Office.  The registered office of the Corporation
     ----------  -----------------
shall be in the City of Dover, County of Kent, State of Delaware.

     Section 2.  Other Offices.  The Corporation may also have offices at such
     ----------  -------------
other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     Section 1.  Place of Meetings.  Meetings of the stock holders for the
     ----------  -----------------
election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.  Annual Meetings.  The Annual Meetings of Stockholders shall be
     ----------  ---------------
held on such date and at such time as shall be designated from time to time by the Board of Direc tors and stated in the notice of the meeting, at which meet ings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 3.  Special Meetings.  Special meetings of the stockholders may be
     ----------  ----------------
called by the Board of Directors, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than 10% of the votes at the meeting. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the board) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or per sons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt
of the request.   If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice.

     Section 4.  Notice of Meetings.  Written notice of the place, date, and
     ----------  ------------------
time of all meetings of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation.

     Section 5.  Quorum; Adjournment.  At any meeting of the stockholders, the
     ----------  -------------------
holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in per son or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorpora tion. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time without notice other than announcement at the meeting, until a quorum shall be present or represented.

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meet ing if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity here with. At any adjourned meeting, any business may be trans acted which might have been transacted at the original meeting.

     Section 6.  Proxies and Voting.  At any meeting of the stockholders, every
     ----------  ------------------
stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

     Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation.

     All voting, including on the election of directors but excepting where otherwise provided herein or required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

     Section 7.  Stock List.  A complete list of stockholders entitled to vote
     ----------  ----------
at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares reg istered in such stockholder's name, shall be open to the exam ination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section 8.  Actions by Stockholders.  Unless otherwise provided in the
     ----------  -----------------------
Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and with out a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writ ing.

                                  ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

     Section 1.  Duties and Powers.  The business of the Cor poration shall be
     ----------  -----------------
managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these

Bylaws directed or required to be exercised or done by the stockholders.

     Section 2.  Number and Term of Office.  The Board of Directors shall
     ----------  -------------------------
consist of one (1) or more members. The num ber of directors shall be fixed and may be changed from time to time by resolution duly adopted by the Board of Directors or the shareholders, except as otherwise provided by law or the Certificate of Incorporation. Until otherwise resolved by the Board of Directors, the number of directors shall be three (3). Except as provided in
Section 3 of this Article, directors shall be elected by the holders of record of a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

     Section 3.  Vacancies.  Vacancies and newly created directorships resulting
     ----------  ---------
from any increase in the authorized number of directors may be filled by a majority of the direc tors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any Annual or Special Meeting held in accordance with Article II, and the directors so chosen shall hold office until the next Annual or Special Meeting duly called for that purpose and until their successors are duly elected and qualified, or until their earlier resignation or removal.

     Section 4.  Meetings.  The Board of Directors of the Cor poration may hold
     ----------  --------
meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly-elected Board of Directors shall be held immedi ately following the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to be given the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the
Board, the President or a majority of the directors then in office.   Notice
thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by tel ephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circum stances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 2 of Article VI of these Bylaws.

     Section 5.  Quorum.  Except as may be otherwise specifi cally provided by
     ----------  ------
law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a major ity of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meet ing from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 6.  Actions of Board Without a Meeting.  Unless otherwise provided
     ----------  ----------------------------------
by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 7.  Meetings by Means of Conference Telephone.  Unless otherwise
     ----------  -----------------------------------------
provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Cor poration, or any committee designated by the Board of Direc tors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or simi lar communications equipment by means of which all persons participating in the meeting can hear each other, and partici pation in a meeting pursuant to this Section 7 shall consti tute presence in person at such meeting.

     Section 8.  Committees.  The Board of Directors may, by resolution passed
     ----------  ----------
by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any
meeting of any such committee.   In the absence or disqualification of a member
of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the Bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the man agement of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regu-lar minutes and report to the Board of Directors when required.

     Section 9.  Compensation.  Unless otherwise restricted by the Certificate
     ----------  ------------
of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corpora tion in any other capacity and receiving compensation there for. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 10.  Removal.  Unless otherwise restricted by the Certificate of
     -----------  -------
Incorporation or Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

     Section 1.  General.  The officers of the Corporation shall be appointed by
     ----------  -------
the Board of Directors and shall consist of a Chairman of the Board or a President, or both, a Secre tary and a Treasurer (or a position with the duties and responsibilities of a Treasurer). The Board of Directors may also appoint one or more vice presidents, assistant secretaries or assistant treasurers, and such other officers as the Board of Directors, in its discretion, shall deem necessary or appropriate from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

     Section 2.  Election; Term of Office.  The Board of Directors at its first
     ----------  ------------------------
meeting held after each Annual Meeting of Stockholders shall elect a Chairman of the Board or a Pres ident, or both, a Secretary and a Treasurer (or a position with the duties and responsibilities of a Treasurer), and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties customarily exercised by such officer; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier res ignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove any officer.

     Section 3.  Chairman of the Board.  The Chairman of the Board, if there
     ----------  ---------------------
shall be such an officer, shall be the chief executive officer of the Corporation. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time.

     Section 4.  President.  The President shall be the chief operating officer
     ----------  ---------
of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have and exer cise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws or the Board of Directors. In the absence of the Chairman of the Board or in the event of his inability or refusal to act, or if the Board has not designated a Chairman, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board.

     Section 5.  Vice President.  In the absence of the Presi dent or in the
     ----------  --------------
event of his inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the Pres ident, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The vice presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

     Section 6.  Secretary.  The Secretary shall attend all meetings of the
     ----------  ---------
Board of Directors and all meetings of stock holders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meet ings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corpora tion and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such

Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corpo ration and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

     Section 7.  Assistant Secretaries.  Except as may be oth erwise provided in
     ----------  ---------------------
these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary, and shall have the authority to perform all functions of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     Section 8.  Treasurer.  The Treasurer shall be the Chief Financial Officer,
     ----------  ---------
shall have the custody of the corporate funds and securities, shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transac tions as Treasurer and of the financial condition of the Cor poration. The Treasurer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Treasurer. The Treasurer shall have such other powers and perform such other duties as the Board of Directors or the President shall from time to time prescribe.

     Section 9.  Assistant Treasurers.  Except as may be oth erwise provided in
     ----------  --------------------
these Bylaws, Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Treasurer, and shall have the authority to perform all functions of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

     Section 10.  Other Officers.  Such other officers as the Board of Directors
     -----------  --------------
may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may dele gate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE V

                                     STOCK
                                     -----

     Section 1.  Form of Certificates.  Every holder of stock in the Corporation
     ----------  --------------------
shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman of the Board or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

     Section 2.  Signatures.  Any or all the signatures on the certificate may
     ----------  ----------
be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certifi cate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     Section 3.  Lost Certificates.  The Board of Directors may direct a new
     ----------  -----------------
certificate to be issued in place of any cer tificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affida vit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to adver tise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4.  Transfers.  Stock of the Corporation shall be transferable in
     ----------  ---------
the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

     Section 5.  Record Date.  In order that the Corporation may determine the
     ----------  -----------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty
(60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determina tion of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourn ment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6.  Beneficial Owners.  The Corporation shall be entitled to
     ----------  -----------------
recognize the exclusive right of a person regis tered on its books as the owner of shares to receive divi dends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     Section 7.  Voting Securities Owned by the Corporation.  Powers of
     ----------  ------------------------------------------
attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Presi dent, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                   ARTICLE VI

                                    NOTICES
                                    -------

     Section 1.  Notices.  Whenever written notice is required by law, the
     ----------  -------
Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stock holder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corpora tion, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be depos ited in the United States mail. Written notice may also be given personally or by telegram, telex or cable and such notice shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission thereof if given by telegram, telex or cable.

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

     Section 2.  Waiver of Notice.  Whenever any notice is required by law, the
     ----------  ----------------
Certificate of Incorporation or these Bylaws to be given to any director, member or a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE VII

                               GENERAL PROVISIONS
                               ------------------

     Section 1.  Dividends.  Dividends upon the capital stock of the
     ----------  ---------
Corporation, subject to the provisions of the Certifi cate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any Commit tee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     Section 2.  Disbursements.  All notes, checks, drafts and orders for the
     ----------  -------------
payment of money issued by the Corporation shall be signed in the name of the Corporation by such offi cers or such other persons as the Board of Directors may from time to time designate.

     Section 3.  Corporation Seal.  The corporate seal, if the Corporation shall
     ----------  ----------------
have a corporate seal, shall have inscribed thereon the name of the Corporation, the year of its organiza tion and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                    DIRECTORS' LIABILITY AND INDEMNIFICATION
                    ----------------------------------------

     Section 1.  Directors' Liability.  No director of the Corporation shall be
     ----------  --------------------
personally liable to the Corporation or its stockholders for monetary damages for any breach of fidu ciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stock holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from

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

which such director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any direc tor of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as amended.

     Section 2.  Nature of Indemnity.  Each person who was or is made a party or
     ----------  -------------------
is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 3 hereof, the corporation may indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article VIII shall be a contract right and, subject to Sections 3 and 6 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation which the same scope and effect as the foregoing indemnification of directors and officers.

     Section 3.  Procedure for Indemnification of Directors and Officers.  Any
     ----------  -------------------------------------------------------
indemnification of a director or officer of the corporation under Section 2 of this Article VIII or advance of expenses under Section 6 of this Article VIII shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the corporation that the director or officer in entitled to indemnification pursuant to this Article VIII is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of

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

expenses, in whole or in part, or if payment in full pursuant to such request in not made within 30 days, the right to indemnification or advances as granted by this Article VIII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 4.  Article Not Exclusive.  The rights to indemnification and the
     ----------  ---------------------
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 5.  Insurance.  The corporation may purchase and maintain insurance
     ----------  ---------
on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article VIII.

     Section 6.  Expenses.  Expenses incurred by any person described in Section
     ----------  --------
2 of this Article VIII in defending a proceeding shall be paid by the corporation in advance of such proceeding's final disposition unless otherwise determined by

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

the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 7.  Employees and Agents.  Persons who are not covered by the
     ----------  --------------------
foregoing provisions of this Article VIII and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation an employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

     Section 8.  Contract Rights.  The provisions of this Article VIII shall be
     ----------  ---------------
deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article VIII and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this
Article VIII or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceedings then existing.

     Section 9.  Merger or Consolidation.  For purposes of this Article VIII,
     ----------  -----------------------
references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     Section 10.  Amendments.   This Article VIII shall not be amended, repealed
     -----------  ----------
or otherwise modified, for a period of six years from the effective date of the merger of HP Acquisition, Inc., a Delaware corporation, with and into Boomtown, Inc., a Delaware corporation, in any manner that would adversely affect any rights of indemnification of persons covered hereby on such effective date.

                                  ARTICLE IX

                                  AMENDMENTS
                                  ----------

     Except as otherwise specifically stated within an Article to be altered, amended or repealed, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.

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